EXHIBIT 10.6

Confidential treatment has been requested for portions of this Exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as (******). A complete version of this Exhibit has been filed separately with the Securities and Exchange Commission.

CLINICAL IMAGING DEVELOPMENT AND SERVICES AGREEMENT

This Agreement ("Agreement") is by and between VirtualScopics, LLC, a New York limited liability company with its principal place of business located at 350 Linden Oaks, Rochester New York 14625 ("VirtualScopics") and Pfizer Inc, 235 East 42nd Street, New York, New York 10017-5755, and its Affiliates ("Pfizer").

Whereas, Pfizer Inc and VirtualScopics were engaged in a previous agreement for Clinical Imaging and Services with an effective date of June 26th, 2002; and

Whereas, Pfizer Inc and VirtualScopics wish to continue to work together in the further development and validation of image analysis software and image-based biomarkers for use in the development of information for submission to regulatory agencies in support of applications for drug approvals and to encourage the wide acceptance of image-based biomarkers by regulatory agencies and the medical industry; and

Now therefore, in consideration of the foregoing and the mutual covenants contained herein, the parties hereby agree as follows:

1.    DEFINITIONS

"Affiliate" means any corporation or other business entity that directly or indirectly controls, is controlled by, or is under common control with Pfizer Inc.

"Collaborator" means third parties such as universities, companies or individual consultants with whom Pfizer has contractual relationships.

"CRO Toolbox" means any Toolbox identified in the POP as being developed by VirtualScopics for use by VirtualScopics or a VirtualScopics partner in the provision of clinical research services, including the provision of Image Analysis Service to Pfizer.

"Development Plan" means the overall plan for the conduct of Toolbox Development Services to be carried out by VirtualScopics each year.

"Effective Date" means July 26, 2005.

"Enhancements" means any and all changes or additions to the Software and Toolboxes, including without limitation any fixes, error corrections, improvements and upgrades thereof.

"Image Analysis Protocols" means the protocols describing the steps and methodologies required to operate the Software and to perform specific image processing and analysis procedures, including Image Based Biomarkers.

"Image Analysis Services" means the provision of clinical research services using Toolboxes including, the set up of imaging sites and the processing and analysis of images from preclinical or clinical studies.

"Image Based Biomarkers" means the methods of assessing a quantifiable biological characteristic, whether patentable or not.

"Maintenance" means the maintenance to be provided by VirtualScopics as described in Exhibit A.

"NonVS-based Pfizer Toolbox" means any Pfizer Toolbox identified in the POP as being based upon Pfizer's or its Collaborator's Software.

"Pfizer Toolbox" means any Toolbox identified in the POP as being developed by VirtualScopics for Pfizer's own research and development use, to be operated routinely at Pfizer sites, or at Pfizer's Collaborators' sites.

"Project Deliverables" means the description, features, functions and specifications for the deliverables, as set forth in each POP.

"Project Operating Plan" or "POP" means the detailed plans - with staged deliverables, and anticipated expenses - for each Toolbox Development Services project to be carried out under the Development Plan.

"Release Event" means: (i) the filing by or against VirtualScopics of insolvency, receivership or bankruptcy proceedings, or any other proceedings for the settlement of VirtualScopics debts, or (ii) VirtualScopics voluntary or involuntary liquidation or dissolution, or (iii) VirtualScopics ceases to do business or an inability to meet its obligations and commitments under this Agreement, or (iv) VirtualScopics is unwilling or unable (except under circumstances beyond VirtualScopics' control and as long as such circumstances do not continue for a period longer than sixty days), to provide Image Analysis Services with respect to CRO Toolboxes or VS-Based Toolboxes at the rates listed in Exhibit B, and within reasonable planning and execution timeframes as outlined in a POP.

"Site Operating Guides" means the guidelines and protocols aimed at calibrating and operating various instrument modalities to generate images of appropriate quality to allow further image processing and analysis.

"Software" means novel algorithms and software code both in human and machine readable form and documentation needed to install, train and operate such code.

"Toolbox" means a module consisting of Software, Image Analysis Protocols and Site Operating Guides for the analysis of one or more Image Based Biomarkers.

"Toolbox Platform" means the VirtualScopics operating system software, middleware, and other platform systems necessary to produce and operate Toolboxes, as further described in Exhibit A.

"Toolbox Development Services" means activities including the design, development, testing, installation, end-user training of Toolboxes.

"VS-Based Pfizer Toolbox" means any Pfizer Toolbox identified in the POP as being based upon VirtualScopics' Toolbox Platform or Software.

2.    DEVELOPMENT PLAN & PROJECT OPERATING PLANS

2.1    Development Plan. Pfizer and VirtualScopics will collaborate in the design and implementation of the Development Plan. The Development Plan will include objectives, projects and timelines for the following 12 months. The initial Development Plan will be prepared by the Joint Steering Committee ("JSC") within 60 days of the Effective Date. The JSC will update the Development Plan on a semi-annual basis to reflect, amongst other matters, changes in Pfizer's research and development priorities.

2.2    Diligent Efforts. VirtualScopics will use diligent efforts to complete each approved POP implemented under the Development Plan. VirtualScopics will assign appropriately project managers with appropriate skills, experience and qualifications to each POP. Pfizer will assign a point person for each project for regular communication with Virtualscopics project managers.

2.3    Scientific Direction. Through the JSC, Pfizer will provide strategic scientific direction to VirtualScopics at least twice a year, and will facilitate exposure of VirtualScopics' capabilities to Pfizer's research and development teams in order to generate a pipeline of specific projects in line with the Development Plan.

2.4    POPs. Pfizer provides no commitment under this Agreement to fund a minimum number of POPs during the term of this Agreement. All POPs are subject to Pfizer's prior written approval. VirtualScopics must not commence work under a POP until it receives written approval from Pfizer's chair of the JSC, or his Pfizer designee.

2.5    Termination of POPs. Pfizer may terminate any POP at anytime, for any reason by giving VirtualScopics written notice. Upon receipt of the notice, VirtualScopics will stop all ongoing activities under the POP, and will account to Pfizer for all fees incurred up to that point at the rates listed in Exhibit B, as well as any expenses incurred as a result of stopping the activities, provided such expenses were pre-approved by Pfizer in writing. Pfizer's only obligation with respect to such POP will be to pay for these fees and such pre-approved expenses.

2.6    Reporting. VirtualScopics will maintain a running list of all approved and proposed POPs, incurred and anticipated expenses and will provide quarterly updates to the JSC, or more frequently as needed and as reasonably requested by Pfizer. VirtualScopics will report progress under each POP at a frequency and through the means described in the specific project POPs. VirtualScopics will report to the JSC on the overall progress against the Development Plan in writing on a quarterly basis.

3.    IMAGE ANALYSIS SERVICES.

3.1    From time to time, Pfizer may engage VirtualScopics to provide Image Analysis Services. The Image Analysis Services will not be performed under the terms of this Agreement, but separate agreements to be entered into by the parties. But, the fees for such services will be determined in accordance with the fee schedule in Exhibit B.

3.2    In return for Pfizer's support and funding of the development of Toolboxes, VirtualScopics agrees that for Image Analysis Services using CRO Toolboxes it will provide Pfizer with certain discounts as outlined in the fee schedule in Exhibit B.

4.    SUPPLY OF EXPERT PERSONNEL

4.1    FTEs. VirtualScopics will supply to Pfizer the services of (*****) ("FTE") to perform the following ("FTE Services") at Pfizer sites designated by Pfizer from time to time, and at the rates listed in Exhibit B:

(a)    install the Software for Pfizer Toolboxes at various Pfizer sites and train Pfizer employees in the use of the Software and the Pfizer Toolbox;

(b)    develop Enhancements to the Pfizer Toolboxes at Pfizer's direction; and

(c)    support, at Pfizer's direction, Pfizer projects -including projects involving third parties - outside of the Development Plan related to image analysis and development of image analysis software.

(d)    support, at Pfizer's direction, the transfer of the Pfizer Toolboxes and Toolbox Platforms to Pfizer or to third parties immediately upon the provision of documentary evidence of one of a Release Event. Such provision shall survive termination for reasons outlined in section 13.4.
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4.2    Skills. VirtualScopics will ensure that the FTEs will have the proper skill level and type of experience to complete the FTE Services above in a good and workmanlike manner.

4.3    Equipment. Except as otherwise agreed by the parties in writing, VirtualScopics shall furnish or cause to be furnished at its sole expense all required labor (including any subcontractors), tools, equipment, material, parts, transportation and supervision necessary to perform the FTE Services.

4.4    Removal. If at any time during the performance of the FTE Services under this Agreement, Pfizer should be dissatisfied with the performance of any personnel assigned for reasons of unprofessional, illegal conduct, or inability to adequately perform to Pfizer's standards or expectations, Pfizer may demand the immediate removal and/or replacement of that person. If Pfizer requests replacement, VirtualScopics shall use its best efforts to provide another qualified person acceptable to Pfizer within seven (7) business days.

4.5    Reassignment. VirtualScopics will not change or reassign personnel initially assigned to perform the FTE Services without thirty (30) days' prior written notice to Pfizer. If a change or reassignment of personnel is required through circumstances beyond VirtualScopics' control, Pfizer will have the right, in Pfizer's sole discretion, either to approve new personnel to be assigned or to cancel any portion of the FTE Services to be performed. VirtualScopics shall ensure continuity of assignments in the event of any or all personnel changes.

4.6    Background Checks. Pfizer may require that any FTE first pass a suitable pre-employment and background/reference check as specified and approved by Pfizer. The current required background check will be supplied on request. VirtualScopics shall cause all its employees to comply with Pfizer's Drug Free Policy, a copy of which will be supplied on request.

4.7    Duties. VirtualScopics shall perform the FTE Services (a) in a good, workmanlike and efficient manner; (b) in accordance with applicable laws, regulations, codes, permits and licenses; (c) in accordance with all applicable policies, practices and procedures in place at the Pfizer site where FTE Services are being performed, including, but not limited to, procedures regarding security, safety and confidentiality; and (d) otherwise in accordance with the terms and conditions applicable to all contractors, suppliers and vendors of Pfizer.

4.8    Relationship. VirtualScopics shall render the FTE Services as an independent contractor and acknowledges that VirtualScopics, its personnel, or employees are not employees of Pfizer. Accordingly, neither VirtualScopics nor its employees or personnel will (a) participate in Pfizer employee benefit plans nor receive any other compensation beyond that stated in Section 9.2, (b) have the power or authority to bind Pfizer or to assume or create any obligation or responsibility, express or implied, on Pfizer's part or in Pfizer's name, except as otherwise set forth in this Agreement, or (c) represent to any person or entity that VirtualScopics, its personnel or any employee of VirtualScopics has such power or authority. VirtualScopics shall remain solely liable for all aspects of the employment of such persons including, without limitation, recruitment, hiring, firing, training, promotion, compensation, all payroll taxes and other deductions and all premiums or payments made for workers' compensation coverage, unemployment benefits or any other payments required by law to be made by employers for or on behalf of employees.

4.9    Injury & Damage. Any personal injury or property damage suffered by VirtualScopics or by VirtualScopics FTE in the course of carrying out the FTE Services will be VirtualScopics' sole responsibility, except to the extent such personal injury or property damage occurs on Pfizer's premises and is caused by Pfizer's negligence.

4.10   Authorization. VirtualScopics represents and warrants that it and its personnel, and employees are authorized to perform the FTE Services and that neither it nor its personnel or employees will act in violation of any applicable immigration laws or regulations. VirtualScopics shall indemnify Pfizer against any and all claims, fines, penalties and/or attorneys' fees incurred by Pfizer for breach by the VirtualScopics of any immigrations laws or regulations and of this warranty.

4.11   Intellectual Property. Except for intellectual property created by an FTE in performance of specific duties of VirtualScopics under a POP, any intellectual property created or contributed to by an FTE in performance of the FTE Services will belong to Pfizer, and VirtualScopics will promptly disclose any such intellectual property to Pfizer and irrevocably assigns over to Pfizer all right, title and interest in and to such intellectual property. VirtualScopics will execute such documents and take such other action at Pfizer's expense as may be necessary or appropriate to establish, register, record or otherwise document Pfizer's ownership therein in any country.

4.12   Information. Except for information produced by an FTE in performance of specific duties of VirtualScopics under a POP, any information which an FTE obtains from Pfizer or produces in performance of the FTE Services will be Pfizer's Information for the purposes of Section 7. VirtualScopics is not given any right to use or disclose such information under this Agreement.

5.    JOINT STEERING COMMITTEE

5.1    Members. Pfizer and VirtualScopics will establish a Joint Steering Committee ("JSC") composed of at least three employees from each party. Pfizer and VirtualScopics may appoint its representatives at their sole discretion, and substitutes may be appointed at any time. The parties will each appoint one of its representatives to act as the co-chair of the JSC. The members initially will be:

Pfizer appointees: (*****)

VirtualScopics appointees: (*****)

5.2    Duties. The JSC will be charged with:

(a)    coordinating the parties activities hereunder;

(b)    approving allocations and prioritizations of tasks between the parties in order to carry out the Development Plan;

(c)    reviewing the status of, discussing and approving modifications to the Development Plan;

(d)    encouraging and facilitating ongoing cooperation between the parties; and

(e)    performing such other functions as appropriate to further the purpose of this Agreement.

5.3    Meetings. The JSC will meet formally via phone, videoconference or in person twice a year, or more frequently as determined by the JSC, at a time and location agreed to by the parties. JSC meetings will be chaired by a Pfizer JSC member. Each party will bear its own expenses in connection with the meetings.

5.4    Minutes. The JSC will keep accurate minutes of its deliberations and record all proposed decisions and actions recommended or taken. Drafts of the minutes will be delivered to all JSC members within five business days after each meeting. Each party will alternatively be responsible for the preparation and circulation of the draft minutes. Draft minutes shall be edited by the co-chairpersons and will be issued in final form only with their approval and agreement.

6.    PROPRIETARY RIGHTS AND LICENSE GRANTS

6.1    VS-Based Pfizer Toolboxes

(a)    Ownership. VirtualScopics will own the VS-Based Pfizer Toolboxes and all intellectual property and materials in the VS-Based Pfizer Toolboxes created by VirtualScopics, its employees, consultants or contractors in performance of the relevant POPs.

(b)    License. VirtualScopics grants to Pfizer a perpetual, fully paid-up, non-exclusive, worldwide license to use, reproduce and modify the VS-Based Pfizer Toolboxes for the purposes of Pfizer's research and development of pharmaceutical products. Pfizer may grant sublicenses to third parties for limited purpose of the third party performing research or development activities on behalf of Pfizer.
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6.2    NonVS-Based Pfizer Toolboxes. Pfizer will own the NonVS-Based Pfizer Toolboxes and all intellectual property and materials in the NonVS-Based Pfizer Toolboxes created by VirtualScopics, its employees, consultants or contractors in performance of POPs. VirtualScopics will, if deemed necessary or desirable by Pfizer, at Pfizer's cost, execute an assignment of rights to Pfizer with respect to such intellectual property.

6.3    Toolbox Platform and CRO Toolboxes

(a)    Ownership. VirtualScopics will retain ownership of the Toolbox Platform and CRO Toolboxes and all intellectual property in the Toolbox Platform and CRO Toolboxes created by VirtualScopics, its employees, consultants or contractors in performance of the Development Plan.

(b)    License. Upon occurrence of a Release Event, VirtualScopics grants to Pfizer a perpetual, fully paid-up, non-exclusive, worldwide license to use, reproduce and modify the Toolbox Platform and CRO Toolboxes, including those developed under the Clinical Imaging and Services Agreement dated June 26th 2002, and listed in Exhibit A, for the purposes of Pfizer's research, development and commercialization of pharmaceutical products. Pfizer may grant sublicenses to third parties for limited purpose of the third party performing research or development activities on behalf of Pfizer.

6.4    Images and Data provided by Pfizer from Pfizer trials. Pfizer will retain ownership of all data and images provide by, or on behalf of, Pfizer to VirtualScopics under the Development Plan. VirtualScopics may only use such data and images for the purposes of performing the Development Plan.

6.5    Enhancements. Pursuant to the terms of this Agreement, VirtualScopics shall provide to Pfizer all Enhancements to the Pfizer Toolboxes and CRO Toolboxes at the same time that VirtualScopics makes such Enhancements available to its other customers, and at a certain discounts, as listed in Exhibit B of its then commercial prices.

6.6    Except as expressly provided in this Section 6 neither party is granted any right, title or interest in any intellectual property owned or controlled by the other party.

7.    CONFIDENTIALITY

7.1    For purposes of this Agreement, the term "Information" will mean:

(a)    with respect to Pfizer, the clinical and other data, images provided by, or on behalf of, Pfizer to VirtualScopics under the Development Plan, the Development Plan, the NonVS-Based Pfizer Toolboxes, all written information which Pfizer delivers to VirtualScopics pursuant to this Agreement stamped or otherwise identified in writing on the document "Confidential" and all oral information which Pfizer declares to be confidential and confirms such declaration in writing within 30 days of disclosure; and

(b)    with respect to the VirtualScopics, the Toolbox Platform, VS-Based Toolboxes and CRO Toolboxes, all written information which VirtualScopics delivers to Pfizer pursuant to this Agreement stamped or otherwise identified in writing on the document "Confidential" and all oral information which VirtualScopics declares to be confidential and confirms such declaration in writing within 30 days of disclosure.

7.2    A party receiving Information ("Receiving Party) from the other party ("Disclosing Party") will maintain the Information in confidence with the same degree of care it holds its own confidential information. The Receiving Party will only use and disclose the Information for the purposes of performing its obligations or exercising its rights under this Agreement and, except as permitted under this Agreement, will not disclose the Information to any third party and will only disclose the Information to its officers and employees that need it for the purposes of performing its obligations or exercising its rights under this Agreement.

7.3    The Receiving Party's obligation of nondisclosure and the limitations upon the right to use the Information will not apply to the extent that the Receiving Party can demonstrate that the Information:

(a)    was in the possession of the Receiving Party prior to the time of disclosure; or

(b)    is or becomes public knowledge through no fault or omission of Receiving Party; or

(c)    is obtained by Receiving Party from a third party under no obligation of confidentiality to the Disclosing Party. All Information will be returned to the Receiving Party upon termination of this Agreement for any reason, except for one copy, which Disclosing Party may use for the sole purpose of determining its continuing confidentiality obligation to the Disclosing Party under this Agreement; or

(d)    if the Receiving Party is requested or ordered to disclose the Information in connection with a legal or administrative proceeding, the Receiving Party will give the Disclosing Party prompt notice of such request. The Disclosing Party may seek an appropriate protective order or other remedy or waive compliance with the provisions of this Agreement or both. If the Disclosing Party seeks a protective order or other remedy, the Receiving Party will cooperate with the Disclosing Party. If the Disclosing Party fails to obtain a protective order or waive compliance within the relevant provisions of this Agreement, the Receiving Party will disclose only that portion of Information which its legal counsel determines it is required to disclose.

7.4    All confidentiality obligations of under this Agreement shall survive the termination of this Agreement for a period of five (5) years.

8.    ACCEPTANCE. Pfizer may reject any deliverables under a POP if they do not meet the acceptance criteria set forth in the POP or the Development Plan. Pfizer has 30 days from receipt of the deliverables to reject them. If Pfizer rejects the deliverables and VirtualScopics is unable to remedy the problem within 30 days of being notified, Pfizer will not be required to pay to VirtualScopics any fees for that POP and may require the refund of any fees already paid for activities towards deliverables which have not met the acceptance criteria.

9.    PAYMENTS.

9.1    Project Operating Plans. The rates for VirtualScopics' performance of POPs are as listed in Exhibit B. Pfizer will pay VirtualScopics for the performance of approved POPs in accordance with the budget and timetable set out in the POP.

9.2    FTEs. As full and complete compensation for satisfactory performance of the FTE Services, Pfizer shall pay VirtualScopics as specified in Exhibit B.

9.3    All payments to be made under this Agreement will be due by Pfizer thirty (30) days after Pfizer's receipt and acceptance of a supporting invoice from VirtualScopics. Each invoice shall reference the relevant Pfizer purchase order number and be sent to Pfizer Inc, North American Shared Work Plan, P.O. Box 341802, Bartlett, TN 38184-1802 (*****).

10.    REPRESENTATIONS AND WARRANTIES. VirtualScopics and Pfizer each represents and warrants as follows:

10.1    It is a corporation duly organized, validly existing and is in good standing under the laws of the State of Delaware in the case of Pfizer and the laws of New York in the case of VirtualScopics, is qualified to do business and is in good standing as a corporation in each jurisdiction in which the conduct of its business of the ownership of its properties requires such qualification and has all requisite power and authority, corporate or otherwise, to conduct its business as now being conducted, to own, lease and operate its properties and to execute, deliver and perform this Agreement.

10.2    The execution, delivery and performance by it of this agreement have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of its stockholders, (b) violate any provision of any law, rule, regulations, order, writ, judgment, injunctions, decree, determination award presently in effect having applicability to it or any provision of its certificate of incorporation or by-laws or (c) result in a breach of or constitute a default under any material agreement, mortgage, lease, license, permit or other instrument or obligation to which it is a party or by which it or its properties may be bound or affected.

10.3    This Agreement is a legal, valid and binding obligation enforceable in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws, from time to time in effect, affecting creditor's rights generally.
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10.4    It is not under any obligation to any person, or entity, contractual or otherwise, that is conflicting or inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations.

10.5    It has good and marketable title to or valid leases for, all of its properties, rights and assets necessary for the fulfillment of its obligations under this Agreement, subject to no claim of any third party other than the relevant lessors or licensors.

11.    INDEMNIFICATION BY VIRTUALSCOPICS

11.1    VirtualScopics will defend, indemnify and hold harmless Pfizer and its Affiliates, and its or their officers, directors, shareholders, employees, agents and representatives from and against any and all liability, damage, loss, cost or expense (including reasonable attorney's fees, costs and amounts paid in settlement) (collectively, "Losses") resulting from any third party claim made or suit brought against Pfizer or any such persons arising out of VirtualScopics breach of any of its representations or warranties in this Agreement.

11.2    Upon receipt of notice of any such claim or suit, Pfizer will promptly notify VirtualScopics thereof and will permit VirtualScopics, at its cost, to handle and control such claim or suit. VirtualScopics will have the right to participate in the defense of such claim or suit at its own expense. Pfizer will afford VirtualScopics all reasonable assistance (at VirtualScopics' cost and expense) and will make no admission prejudicial to the defense of such claim or suit.

11.3    The foregoing indemnification obligation will not apply to any claim or suit to the extent it arises directly out of Pfizer's negligence, willful misconduct or breach of any term, representation, warranty or covenant contained in this Agreement.

12.    INDEMNIFICATION BY PFIZER

12.1    Pfizer will defend, indemnify and hold harmless VirtualScopics and its Affiliates, and its or their officers, directors, shareholders, employees, agents and representatives from and against any and all liability, damage, loss, cost or expense (including reasonable attorney's fees, costs and amounts paid in settlement) (collectively, "Losses") resulting from any third party claim made or suit brought against VirtualScopics or any such persons arising out of Pfizer's breach of any of its representations, or warranties in this Agreement.

12.2    Upon receipt of notice of any such claim or suit, VirtualScopics will promptly notify Pfizer thereof and will permit Pfizer, at its cost, to handle and control such claim or suit. Pfizer will have the right to participate in the defense of such claim or suit at its own expense. VirtualScopics will afford Pfizer all reasonable assistance (at Pfizer's cost and expense) and will make no admission prejudicial to the defense of such claim or suit.

12.3    The foregoing indemnification obligation will not apply to any claim or suit to the extent it arises directly out of Contractor's negligence, willful misconduct or breach of any term, representation, warranty or covenant contained in this Agreement.

13.   TERMINATION OF AGREEMENT

13.1    This Agreement will end two years from the Effective Date. Unless this Agreement has been terminated pursuant to the provisions of this section 13, Pfizer may elect to extend the Term of this Agreement for up to two additional years upon written notice to Virtualscopics at least thirty (30) days before the second, and if applicable, third anniversaries of the Effective Date.

13.2    Pfizer may terminate this Agreement without cause by giving 30 days notice to VirtualScopics in writing. If Pfizer terminates this Agreement without cause, Pfizer's only obligation will be to pay VirtualScopics for the services performed under the Agreement up to the date of termination, at the rates provided in Exhibit B. All payments paid to the Contractor in excess of those due to it under this Section will be returned to Pfizer.

13.3    If either party breaches this Agreement, the other may terminate it if the breaching party does not cure the breach within thirty (30) days of written notice of same. Termination shall be without prejudice to any rights which may have been accrued to either party before termination.

13.4    On termination of this Agreement for any reason VirtualScopics will return, at Pfizer's expense, all of Pfizer's data, images and other materials. In addition the parties will return to each all copies of the other party's Information except for one copy which may be retained for the sole purpose of determining continuing obligations under Section 7.

13.5    (*****)

13.6    Termination of this Agreement for any reason shall be without prejudice tothe rights and obligations of the parties set forth in any Sections which provide by their terms performance by either party subsequent to termination or any other remedies which either party may otherwise have.

14.   SOURCE CODE ESCROW

14.1    Within sixty (60) days of the execution of this Agreement, the parties will execute an escrow agreement (the "Escrow Agreement"). The escrow fees will be paid by Pfizer.
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14.2    Within fifteen (15) days after execution of the Escrow Agreement, VirtualScopics shall deposit with a mutually agreed firm which provides software escrow services (the "Escrow Agent"). During the term and on a quarterly basis, VirtualScopics will deposit with the Escrow Agent any modifications or any new versions of these Toolboxes protocols and guides since the previous quarters deposit, if any. Within fifteen (15) days after the completion of any Toolbox, VirtualScopics shall deposit with the Escrow Agent, pursuant to the terms of the Escrow Agreement, the software source code for the Toolbox Platform, the CRO Toolboxes and the VS-Based Toolboxes in machine and human readable form as well as the related Image Analysis Protocols and Sites Operating Guides for the Toolboxes.

14.3    The Escrow Agreement shall provide, among other things, for one complete copy of the materials and information in escrow to be released to Pfizer immediately upon the provision to the Escrow Agent of documentary evidence of one of a Release Event.

14.4    On occurrence of a Release Event, VirtualScopics will provide Pfizer, at Pfizer's costs, reasonable support to facilitate the transfer and use of the Toolbox Platform, CRO Toolboxes, VS-Based Toolboxes, Image Analysis Protocols, Site Operating guides, and any other relevant documents and information, to Pfizer or to a third party designated by Pfizer.

15.   MISCELLANEOUS

15.1    During the Term, Virtualscopics shall notify Pfizer, under confidentiality, at least 60 days prior to any sale, merger, acquisition, or transfer of all or substantially all of the assets of Virtualscopics or to a third party ("transaction"), which notice shall include the identity of such third party.

15.2    Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

15.3    Severability. If any provision or any portion of any provision of this Agreement is construed to be illegal, invalid or unenforceable, such provision or portion thereof shall be deemed stricken and deleted from this Agreement to the same extent and effect as if it were never incorporated herein, but all other provisions of this Agreement and the remaining portion of any provision that is construed to be illegal, invalid or unenforceable in part shall continue in full force and effect.

15.4    Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all previous agreements, promises, representations, understandings and negotiations, whether written or oral, between the parties with respect to the subject matter hereof. Without limiting the foregoing in any way, this Agreement specifically supersedes any "standard" or "shrink wrap" agreement or license that may accompany the Licensed Products. Any modification and/or amendment to this Agreement must be in writing and executed by both parties.

15.5    Survival. The provisions of Sections 3, 4, 5, 6, and14 shall survive termination or expiration of this Agreement.

15.6    Successors and Assigns. All the terms and conditions of this Agreement are binding upon and inure to the benefit of the parties hereto, their successors, legal representatives and permitted assigns. Either party may assign this Agreement upon the prior written consent of the other party, such consent not to be unreasonably withheld. In addition, Pfizer may transfer, lease, assign or sublicense its entire right, interest and obligation hereunder to any Affiliate.

15.7    No Agency Relationship Between the Parties. Neither party shall represent itself as the agent or legal representative of the other or as joint ventures for any purpose whatsoever, and neither shall have any right to create or assume any obligations of any kind, express or implied, for or on behalf of the other in any way whatsoever.

15.8    Non-Waiver. A failure of either party to enforce at any time any term, provision or condition of this Agreement, or to exercise any right or option herein, shall in no way operate as a waiver thereof, nor shall any single or partial exercise preclude any other right or option herein; in no way whatsoever shall a waiver of any term, provision or condition of this Agreement be valid unless in writing, signed by the waiving party, and only to the extent set forth in such writing.

15.9    Facilities Management and Data Loss Recovery. Nothing express or implied in this Agreement shall prevent Pfizer from allowing duly authorized agents of Pfizer to access and utilize any of the Toolboxes listed in Exhibit A to manage Pfizer's computer, LAN or other information technology facilities.

15.10   Notices. Unless expressly stated otherwise, all notices required herein shall be given in writing and shall be delivered (and notice shall be deemed effective upon delivery) in person, by courier, or sent by certified United States mail, postage prepaid, return receipt requested, to the following address:

VirtualScopics	Pfizer, Inc.
350 Linden Oaks	50 Pequot Ave.
Rochester, New York 14625	New London, CT 05320
Attn: Molly Henderson	Attn: General Counsel, PGRD

15.11   Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

15.12   Publicity. Except as required by law, neither party may disclose the terms of neither this Agreement nor the work described in it. VirtualScopics agrees that it shall not issue any press release or make any other public announcement with respect to this Agreement without obtaining Pfizer's written authorization.

IN WITNESS THEREOF, VirtualScopics and Pfizer have caused this Agreement to be signed and delivered, all as of the date first hereinabove written.

VirtualScopics LLC		Pfizer, Inc.

By:	/s/ Molly Henderson	By:	/s/ John L. LaMattina
Name:	Molly Henderson	Name:	John L. LaMattina
Title:	CFO	Title:	President PGRD

Date:	8/9/05	Date:	8/8/05

Exhibit A

I.    Toolboxes and Toolbox Descriptions

Legend:
Color	Description
Windows Application
Web Application
Automated Task (command-line application)
Database (SQL Server 2000)

OA CRO Toolkit Components

Component	Description
Configuration Editor	(*****)
Image Sort and Inspection System (ISIS)	(*****)
Workflow Editor	(*****)
Automated Task Execution	(*****)
Medical Editor	(*****)
Exception Handler	(*****)
Dataset Manager	(*****)
Biomarker Reporter	(*****)
Workbook Manager	(*****)
User Management	(*****)
Audit Trail Viewer	(*****)
Register and Fuse	(*****)
Bone Segmentation	(*****)
Segmentation Tracking	(*****)
Biomarker Extraction	(*****)
Cartilage Extraction	(*****)
Fluid and Edema Extraction	(*****)
Segmentation Mapping	(*****)
Workflow Database	(*****)
User Database	(*****)
______________________
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Oncology CRO Toolkit Components

Component	Description
Configuration Editor	(*****)
Image Sort and Inspection System (ISIS)	(*****)
Workflow Editor	(*****)
Automated Task Execution	(*****)
Manual Task Execution	(*****)
(*****)	(*****)
(*****)	(*****)
(*****)	(*****)
Exception Handler	(*****)
Dataset Manager	(*****)
Biomarker Reporter	(*****)
Workbook Manager	(*****)
User Management	(*****)
Audit Trail Viewer	(*****)
(*****)	(*****)
Workflow Database	(*****)
User Database	(*****)

______________________
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

FSAD CRO Toolkit Components

Component	Description
Configuration Editor	(*****)
Image Sort and Inspection System (ISIS)	(*****)
Workflow Editor	(*****)
Automated Task Execution	(*****)
Manual Task Execution	(*****)
(*****)	(*****)
Exception Handler	(*****)
Dataset Manager	(*****)
Biomarker Reporter	(*****)
Workbook Manager	(*****)
User Management	(*****)
Audit Trail Viewer	(*****)
Workflow Database	(*****)
User Database	(*****)

IVUS CRO Toolkit Components (upon completion)

Component	Description
Video Input Software	(*****)
Video Editing Software	(*****)
Reporting Software	(*****)
Exception Handler	(*****)
User Management	(*****)
Audit Trail Viewer	(*****)
Workflow Database	(*****)
User Database	(*****)

______________________
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Endometriosis Toolkit Components
Component	Description
Endometriosis Application	(*****)

Skin Flare Toolkit Components
Component	Description
Skin Flare Application	(*****)

Preclinical Toolkit Components
Component	Description
VsVision	Research application for loading images, identifying regions, manipulating the images and regions, and calculating information from the images and regions.

RA CRO Toolkit Components (upon completion)

Component	Description
Configuration Editor	(*****)
Image Sort and Inspection System (ISIS)	(*****)
Workflow Editor	(*****)
Automated Task Execution	(*****)
Medical Editor	(*****)
Exception Handler	(*****)
Dataset Manager	(*****)
Biomarker Reporter	(*****)
Workbook Manager	(*****)
User Management	(*****)
Audit Trail Viewer	(*****)
(*****)	(*****)
(*****)	(*****)
(*****)	(*****)
(*****)	(*****)
(*****)	(*****)
(*****)	(*****)
(*****)	(*****)
(*****)	(*****)
(*****)	(*****)
(*****)	(*****)
(*****)	(*****)
______________________
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

B.    Description of Documentation to be Provided:
For each of the Windows and Web applications in the CRO Toolkit Components listed in the sections above, there will be a user’s guide. In addition, there will be one document entitled “Production Platform Installation Guide” describing how to set up the system.

C.    Form in which Licensed Toolboxes Will Be Delivered:
The system will be stored in a technology escrow at Iron Mountain. Iron Mountain is able to accept the information to be released electronically over a secure web channel. VirtualScopics will upload versions of the CRO Toolkits (including documentation) to Iron Mountain quarterly or upon release of a new version, whichever is less frequent. If the release conditions are met, then Pfizer will be given a link (by Iron Mountain) to download the information stored at Iron Mountain.

D.    Toolbox Platform Required to Operate the Licensed Toolboxes:
The system requirements are detailed in the installation guide, but here is a summary:
1.	A Windows Server acting as a domain controller, running Windows 2000 Server or Windows Server 2003.
2.	A Windows Server acting as a database server, running Windows 2000 Server or Windows Server 2003, and Microsoft SQL Server 2000. (Can be the same server as the domain controller.
3.	A Windows Server acting as a Web Server, running Windows 2000 Server or Windows Server 2003, and IIS. (Can be the same server as either of the above).
4.	Workstations that are part of the system should be running Windows 2000 Professional or Windows XP Professional. 512 MB of RAM is required, but 1GB is recommended.
5.	(*****)
6.	(*****)

E.    Acceptance Criteria for Toolboxes:
As defined in individual POPs and in Escrow Agreement.

II.    Maintenance:

Telephone Support. VirtualScopics shall provide telephone support for the Licensed Toolboxes from 9:00 a.m. EST until 5:00 p.m. EST Monday through Friday. The telephone support shall be provided by individuals thoroughly trained in the use of the Licensed Toolboxes.
______________________
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Enhancements. Enhancements are included as part of Maintenance as long as they are implemented and distributed during the Maintenance Term.

Scope. Maintenance shall not include support, troubleshooting and repair of hardware.

Error Classification & Response Time: VirtualScopics shall respond to a Pfizer’s inquiries regarding errors, bugs, and problems with the Licensed Toolboxes ("Errors") within eight (8) business hours (for Errors defined below as Critical Business Impact or Serious) of receipt of such inquiry. VirtualScopics shall use commercially reasonable efforts to correct Errors with a level of effort (including dedication of more senior level personnel) commensurate with the classification of the Error as follows:

Severity Level	Criteria	VirtualScopics Response
Critical Business Impact
Errors that substantially limit the ability to use the Licensed Toolboxes as intended including problems that cause the Licensed Toolboxes to be down or constantly crashing, problems of severe data corruption, or other problems that are so severe that Pfizer cannot reasonably continue to work with the Licensed Toolboxes.
(*****)
Serious
Errors that have a serious impact on Pfizer’s ability to use the Licensed Toolboxes as intended, however, Pfizer is able to continue some portion of its work with the Licensed Toolboxes. Such Errors may include critical features that are disabled or unstable and unreliable operation and functioning.
(*****)
Non-Critical	Errors that result in a minor loss or interruption of features or functionality which do not significantly impair Pfizer’s general use of the Licensed Toolboxes.	(*****)

On-Site Support: Notwithstanding anything to the contrary contained herein, if VirtualScopics is unable to reproduce an Error classified as a Critical Business Impact within twenty-four (24) business hours of receipt of Pfizer’s notification, VirtualScopics shall, upon Pfizer’s request, provide on-site service to Pfizer within the next business day to determine the cause of the error.
______________________
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Notwithstanding anything to the contrary contained herein, if VirtualScopics is unable to reproduce an Error classified as a Serious Error within forty (40) business hours of receipt of Pfizer’s notification, VirtualScopics shall, upon Pfizer’s request, provide on-site service to Pfizer within the next business day to determine the cause of the error.

Exhibit B
FEES
(prices may be subject to a 5% annual increase)

Toolbox Development Services Fees
To be determined on an individual contract basis.

Maintenance/Support Fees
Upon the request of Pfizer, VS will provide support for a CRO Toolbox installed at Pfizer (listed in Exhibit A) at the hourly rates outlined below.

Escrow Fees
$10,000 - Annual charge

FTE Annual Services Fees

Groton	$275,000
Ann Arbor	$265,000

Image Analysis Services Fees (per analysis/timepoint)
	Std. Rate	Pfizer Discounted Rate
Oncology:
Structural	*****	****
Perfusion	****	****

	Std. Rate	Pfizer Discounted Rate
OA:
Standard human cartilage analysis	****	****
- volume
- thickness
- surface area
- denuded area

Consulting Hourly Rates	Std Rate	Pfizer Discounted Rate
MD/PhD	****	****
Software Developer	****	****
Project Manager	****	****
Image Analysts	****	****
______________________
***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.